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                                                                    EXHIBIT 15
                                                                    ----------
COOPERS & LYBRAND L.L.P.



                                   February 2, 1996



Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D.C.  20549

Gentlemen and Ladies:

     Re:  Pacific Telesis Group Registration on Form S-8 for
          Pacific Telesis Group Supplemental Retirement and
          Savings Plan for Nonsalaried Employees
          --------------------------------------------------

We are aware that our reports dated May 12, 1995, August 11, 1995 and November 14, 1995 on our review of interim financial information of Pacific Telesis Group for the periods ending March 31, 1995, June 30, 1995 and
September 30, 1995, respectively, and included in the Company s quarterly reports on Form 10-Q for the quarters then ended are incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, as amended, these reports should not be considered part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act

                                   Very truly yours,



                                   /s/ Coopers & Lybrand L.L.P.